Exhibit 99.1

Fulgent Genetics Reports Record First Quarter Financial Results

First Quarter 2021 Results:

•	Record Revenue of $359.4 million, growing more than 4,500% year-over-year
•	Record Billable tests delivered approximately 3.8 million, or 290 times the volume of first quarter of 2020
•	Gross Margin improved approximately 32 percentage points year-over-year
•	NGS Revenue grew 115% year-over-year
•	Record GAAP income of $200.7 million, or $6.52 per share
•	Record Non-GAAP income of $202.9 million, or $6.59 per share
•	Record Adjusted EBITDA of $271.9 million
•	Cash from operations of $233.2 million; Cash and investments of $697.4 million as of March 31, 2021

2021 Outlook:

•	Raises full year total revenue outlook to $830 million from $800 million, representing growth of 97% year over year
•	Raises NGS revenue outlook to $100 million from $70 million, representing growth of 174% year over year
•	Expects GAAP income of approximately $12.00 per share; non-GAAP income of approximately $12.50 per share in 2021

TEMPLE CITY, CA, May 6, 2021 —Fulgent Genetics, Inc. (NASDAQ: FLGT) (“Fulgent” or the “company”), a technology company providing large-scale COVID-19 testing services and comprehensive testing solutions through its scalable technology platform, today announced financial results for its first quarter ended March 31, 2021.

First quarter revenue was $359.4 million, an increase of 4,500% from $7.8 million in the first quarter of 2020. GAAP income for the first quarter of 2021 was $200.7 million, or $6.52 per share, and non-GAAP income was $202.9 million, or $6.59 per share.

Adjusted EBITDA was $271.9 million in the first quarter of 2021, compared to loss of $506,000 in the first quarter of 2020.

Non-GAAP income (loss) and adjusted EBITDA are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

For the second quarter of 2021, the company expects to generate revenue of approximately $200 million. For the full year 2021, the company now expects revenue of approximately $830 million, which would represent growth of 97% year over year, versus previous guidance of $800 million. The company anticipates that of this $830 million, approximately $100 million will be realized from Next Generation Sequencing (“NGS”) testing, and the remaining $730 million will be realized from non-NGS, RT-PCR based testing. The company also expects to drive strong gross and operating margins by leveraging the company’s proprietary technology platform, which would generate GAAP income of approximately $380 million, or $12.00 per share, and non-GAAP income of approximately $12.50 per share for the year.

Ming Hsieh, Chairman and Chief Executive Officer, said, “We had a very strong start to the year which resulted in record first quarter results. We continued to see strong demand for our RT-PCR based tests for COVID-19, while our NGS test volumes both for COVID and non-COVID testing ramped nicely in the quarter. We were particularly pleased in the first quarter to announce a contract win from the Center for Disease Control (“CDC”) for our NGS testing for COVID-19. We look forward to supporting the CDC in their ongoing study of variants of the SARS-CoV-2 virus and national surveillance. We are also excited to welcome Dr. Larry Weiss to Fulgent to help expand our presence in molecular diagnostics. We believe that with his expertise in molecular science and pathology, and our scalable technology platform, we can grow into exciting new areas of oncologic testing efficiently. We remain confident in our ability to continue driving momentum in our NGS business as RT-PCR testing begins to scale back with the vaccine rollout.”

Paul Kim, Chief Financial Officer, said, “Our business has been very strong in the first three months of 2021 and we are pleased with our first quarter results. We remain focused on driving momentum in our non-COVID business as vaccinations continue to be administered and we begin to see some return to normalcy in our everyday lives. We were particularly pleased with our NGS business in the first quarter, which grew 115% year over year. We continued to demonstrate strong gross and operating margins, which translated to GAAP income of $6.52 per share in the quarter. We are raising our full year guidance to reflect the strength we are seeing in our NGS business, and are optimistic about our positioning as a leader in the Next Generation Sequencing market. We will provide a formal update during our investment community conference call to shortly follow the issuance of this press release.”

Conference Call Information

Fulgent Genetics will host a conference call for the investment community today at 4:30 PM ET (1:30 PM PT) to discuss its first quarter 2021 results. Press and industry analysts are invited to attend in listen-only mode.

The call can be accessed through a live audio webcast in the Investors section of the company’s website, http://ir.fulgentgenetics.com, and through a live conference call by dialing (800) 353-6461 using the confirmation code 9490797. An audio replay will be available in the Investors section of the company’s website.

Note Regarding Non-GAAP Financial Measures

Certain of the information set forth in this press release, including non-GAAP income (loss), non-GAAP income (loss) per share and adjusted EBITDA, are non-GAAP financial measures. Fulgent Genetics believes this information is useful to investors because it provides a basis for measuring the performance of the company’s business excluding certain income or expense items that management believes are not directly attributable to the company’s core operating results. Fulgent Genetics defines non-GAAP income (loss) as income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus equity-based compensation expenses, plus or minus the non-GAAP tax effect, plus or minus equity (loss) earnings in investee, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. The non-GAAP tax effect is calculated by applying statutory corporate tax rate on equity-based compensation expenses. Fulgent Genetics defines adjusted EBITDA as GAAP income (loss) plus or minus interest (expense) income, plus or minus provisions (benefits) for income taxes, plus depreciation, plus equity-based compensation expenses, plus or minus equity (loss) earnings in investee, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations.

Fulgent Genetics may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate non-GAAP income (loss) and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an implication that these items are unusual, infrequent or non-recurring. Management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of income (loss) in evaluating the company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent Genetics may not be comparable to similarly titled metrics reported by other companies.

About Fulgent Genetics

Fulgent Genetics’ proprietary technology platform has created a broad, flexible test menu and the ability to continually expand and improve its proprietary genetic reference library while maintaining accessible pricing, high accuracy and competitive turnaround times. Combining NGS with its technology platform, the company performs full-gene sequencing with deletion/duplication analysis in an array of panels that can be tailored to meet specific customer needs. In 2019, the company launched its first patient-initiated product, Picture Genetics, a new line of at-home screening tests that combines the company’s advanced NGS solutions with actionable results and genetic counseling options for individuals. Since March 2020, the company has commercially launched several tests for the detection of SARS-CoV-2, the virus that causes the novel coronavirus (“COVID-19”), including NGS and reverse transcription polymerase chain reaction (“RT-PCR”) - based tests. The Company has received Emergency Use Authorization (“EUA”) from the U.S. Food and Drug Administration (“FDA”) for the RT-PCR-based tests for the detection of SARS-CoV-2 using upper respiratory specimens (nasal, nasopharyngeal, and oropharyngeal swabs) and for the at-home testing service through Picture Genetics. A cornerstone of the company’s business is its ability to provide expansive options and flexibility for all clients’ unique testing needs through a comprehensive technology offering including cloud computing, pipeline services, record management, web portal services, clinical workflow, sequencing as a service and automated laboratory services.

About Picture Genetics

Through its Picture Genetics platform launched in 2019, Fulgent Genetics offers consumers direct access to its advanced genetic testing and analytics capabilities from the ease and comfort of home, at an affordable price point. The Picture Genetics platform provides a holistic approach to at-home genetic screening by including oversight from independent physicians as well as genetic counseling options to complement Fulgent Genetics’ comprehensive genetic testing analysis. The Picture Genetics platform currently offers multiple tests, providing medically actionable, clinical-level results with professional medical follow-up in one easy process. Visit www.picturegenetics.com for more information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: expected future revenues, sources of revenue, growth, margins, GAAP and non-GAAP income and company performance, including the company’s and its technology platform’s ability to scale; evaluations and judgments regarding momentum, partnerships, relationships and the company’s testing services and technology; the timing, commercial success and impact on the company’s results of new product launches and other initiatives; the company’s identification and evaluation of opportunities and its ability to capitalize on opportunities, capture market share or to expand its presence in certain markets; and the company’s ability to continue to grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the company’s future performance, and they are based on management’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the company’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the ongoing impacts of the COVID-19 pandemic, including the preventive public health measures that may continue to impact demand for its tests and the pandemic’s effects on the global supply chain; the market potential for, and the rate and degree of market adoption of, the company’s tests, including its newly-developed tests for COVID-19 and genetic testing generally; the company’s ability to capture a sizable share of the developing market for genetic and COVID-19 testing and to compete successfully in these markets, including its ability to continue to develop new tests that are attractive to its various customer markets, its ability to maintain turnaround times and otherwise keep pace with rapidly changing technology; the company’s ability to maintain the low internal costs of its business model, particularly as the company makes investments across its business; the company’s ability to maintain an acceptable margin on sales of its tests, particularly in light of increasing competitive pressures and other factors that may continue to reduce the company’s sale prices for and margins on its tests; risks related to volatility in the company’s results, which can fluctuate significantly from period to period; risks associated with the composition of the company’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of the company’s revenue; the company’s ability to grow and diversify its customer base and increase demand from existing and new customers; the company’s investments in its infrastructure, including its sales organization and operational capabilities, and the extent to which these investments impact the company’s business and performance and enable it to manage any growth it may experience in future periods; the company’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests; the company’s level of success in establishing and obtaining the intended benefits from partnerships, joint ventures or other relationships; the company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; risks associated with the company’s international operations; the company’s ability to protect its proprietary technology platform; and general industry, economic, political and market conditions. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

The company’s reports filed with the U.S. Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 8, 2021 and the other reports it files from time to time, including subsequently filed quarterly and current reports, are made available on the company’s website upon their filing with the SEC. These reports contain more information about the company, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release.

Investor Relations Contact:

The Blueshirt Group

Nicole Borsje, 415-217-2633, nicole@blueshirtgroup.com

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
March 31, 2021 and December 31, 2020
(in thousands)

	March 31,	December 31,
ASSETS:	2021	2020
Cash and cash equivalents	$151,461	$87,426
Investments in marketable securities	545,943	344,443
Accounts receivable, net	216,509	183,857
Property and equipment, net	46,987	40,199
Other assets	38,183	44,536
Total assets	$999,083	$700,461

LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and other liabilities	$197,517	$131,074
Total stockholders' equity	801,566	569,387
Total liabilities & equity	$999,083	$700,461

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
Three Months Ended March 31, 2021 and 2020
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	March 31,
	2021	2020
Revenue	$359,429	$7,753
Cost of revenue (1)	74,075	4,057
Gross profit	285,354	3,696

Operating expenses:
Research and development (1)	5,422	1,978
Selling and marketing (1)	5,008	1,597
General and administrative (1)	8,002	2,035
Total operating expenses	18,432	5,610
Operating income (loss)	266,922	(1,914)
Interest and other income, net	282	241
Income (loss) before income taxes and equity loss in investee	267,204	(1,673)
Provisions for income taxes	66,513	34
Income (loss) before equity loss in investee	200,691	(1,707)
Equity loss in investee	—	(249)
Net income (loss)	$200,691	$(1,956)
Net income (loss) per common share:
Basic	$6.96	$(0.09)
Diluted	$6.52	$(0.09)
Weighted average common shares:
Basic	28,831	21,566
Diluted	30,770	21,566

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$674	$231
Research and development	1,223	312
Selling and marketing	426	171
General and administrative	639	210
Total equity-based compensation expense	$2,962	$924

FULGENT GENETICS, INC.
Non-GAAP Income (Loss) Reconciliation
Three Months Ended March 31, 2021 and 2020
(in thousands, except per share data)
	Three Months Ended
	March 31,
	2021	2020
Net income (loss)	$200,691	$(1,956)
Equity-based compensation expense	2,962	924
Non-GAAP tax effect (1)	(800)	(213)
Equity loss in investee	—	249
Non-GAAP income (loss)	$202,853	$(996)
Net income (loss) per common share:
Basic	$6.96	$(0.09)
Diluted	$6.52	$(0.09)
Non-GAAP income (loss) per common share:
Basic	$7.04	$(0.05)
Diluted	$6.59	$(0.05)

Weighted average common shares:
Basic	28,831	21,566
Diluted	30,770	21,566

(1) Tax rates as follows:
Corporate tax rate of 27% for the three months ended March 31, 2021.
Corporate tax rate of 23% for the three months ended March 31, 2020.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three Months Ended March 31, 2021 and 2020
(in thousands)
	Three Months Ended
	March 31,
	2021	2020
Net income (loss)	$200,691	$(1,956)
Interest income, net	(230)	(326)
Provisions for income taxes	66,513	34
Equity-based compensation expense	2,962	924
Depreciation	1,922	569
Equity loss in investee	—	249
Adjusted EBITDA	$271,858	$(506)